EXHIBIT 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT OF R. DOUGLAS ORR

This is the First Amendment (“First Amendment”) to the Employment Agreement of R. Douglas Orr entered into as of April 30, 2010 (the "Agreement"), by and between First Cash Financial Services, Inc. (the “Company”), a Delaware corporation, and R. Douglas Orr (the "Executive"). This First Amendment shall apply prospectively and is effective as of July 23, 2013.

WHEREAS, Executive is presently serving the Company as an employee pursuant to the Agreement between the parties and the parties desire to modify the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	In paragraph 3 of the Agreement, replace the term “December 31, 2013” with “December 31, 2016.”

2.
In paragraph 4(a) of the Agreement, replace the section “minimum annual base salary of four hundred thousand dollars ($400,000.00)” with the following: “minimum annual base salary of four hundred fifty four thousand four hundred eighty dollars ($454,480.00) beginning January 1, 2013.”

3.	Except as modified herein, the remainder of the Agreement shall remain unchanged.

EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS FIRST AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.

FIRST CASH FINANCIAL SERVICES, INC.		EXECUTIVE

By:
	Rick L. Wessel	R. Douglas Orr
Chairman of the Board